Exhibit 4.6

RIGHTS CERTIFICATE

THE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 31, 2020

UNLESS EARLIER TERMINATED OR EXTENDED BY ITERUM THERAPEUTICS PLC.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS DATED [            ], 2020 (AS MAY BE SUPPLEMENTED OR AMENDED FROM TIME TO TIME, THE “PROSPECTUS”) OF ITERUM THERAPEUTICS PLC AND ITERUM THERAPEUTICS BERMUDA LIMITED, AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON LLC, THE INFORMATION AGENT.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable rights (“Rights”) set forth below. Each Right entitles the holder thereof to purchase, at the holder’s election and subject to availability, one Unit, at a subscription price of $1,000.00 per Unit (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. Each Unit consists of (a) a 6.500% Exchangeable Senior Subordinated Note due 2025, to be issued by Iterum Therapeutics Bermuda Limited (“Iterum Bermuda”) in the original principal amount of $1,000.00, fully and unconditionally guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited (collectively, the “Guarantors”), and (b) 50 Limited Recourse Royalty-Linked Notes, to be issued by Iterum Bermuda, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors.

THE RIGHTS ARE NON-TRANSFERABLE

The Rights evidenced by this Rights Certificate may not be transferred or sold. The Rights will not be listed for trading on any stock exchange or the OTC bulletin board.

SUBSCRIPTION PRICE

The subscription price for the Rights is $1,000 per Unit. No fractional Rights or Units will be distributed or issued. Holders of Rights may only purchase whole Units in the Rights Offering. The Rights represented by this Rights Certificate may be exercised in whole or in part, subject to availability, by completing Section 1 and Section 2 and any other appropriate sections on the reverse side hereof and an IRS Form W-9 or W-8 (as applicable) and by returning the full payment of the Subscription Price for each Unit for which Rights are exercised in accordance with the instructions contained herein to the Subscription Agent, Computershare Trust Company, N.A., before 5:00 p.m., New York City time, on August 31, 2020.

Full payment of the subscription price for each Unit you wish to purchase must be made in U.S. dollars by (1) personal check drawn upon a U.S. bank payable to the Subscription Agent or (2) wire transfer, in each case in accordance with the “Instructions As To Use of Rights Certificates” that accompanied the mailing of the Prospectus. Notwithstanding the foregoing, eligible holders who hold shares as a depository or nominee must make all payments by wire transfer of immediately available funds to the account maintained by the Subscription Agent.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #

123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1:	OFFERING INSTRUCTIONS

IF YOU WISH TO SUBSCRIBE FOR SUBSCRIPTION RIGHTS:

☐ I apply for		x $1,000 per Unit =	$

	(No. of Units)	(Subscription Price)	(Cost for Units)

	Amount of check enclosed or wire payment		$

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.

SECTION 2:	SUBSCRIPTION AUTHORIZATION:

☐	I acknowledge that I have received the Prospectus for this Rights Offering and I hereby subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus relating to the subscription in the Rights Offering.

Signature of Subscriber(s)

(and address if different than that listed on this Subscription Certificate)

Telephone number (including area code)

Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.

By First Class Mail:

Computershare Trust Company, N.A.

Corporate Actions Voluntary Offer

P.O. Box 43011,

Providence, RI 02940-3011

By Express Mail or Overnight Delivery:

Computershare Trust Company, N.A.

Corporate Actions Voluntary Offer

150 Royall Street, Suite V

Canton, MA 02021

DELIVERY OF THIS RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Any questions regarding this Rights Certificate and Rights Offering may be directed to Georgeson LLC, the Information Agent for the Rights Offering, at (888) 607-6511 (toll-free).